Exhibit 99.2

OmnicomGroup

SECOND QUARTER 2004 RESULTS Investor Presentation

July 27, 2004

The following materials have been prepared for use in the July 27, 2004 conference call on Omnicom’s results of operations for the quarter ended June 30, 2004. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements

Certain of the statements in this document constitute forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes in client communication requirements, the hiring and retention of human resources and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These statements are present expectations. Actual events or results may differ materially.

Other Information

All dollar amounts are in millions except for EPS. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document has been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

OmnicomGroup	1

2004 vs. 2003 P&L Summary

	Second Quarter (a)			Year to Date (a)
	2004	2003	% (Change)	2004	2003	% (Change)
Revenue	$2,407.8	$2,149.5	12.0%	$4,639.2	$4,086.8	13.5%

Operating Income	343.7	319.3	7.6%	573.1	521.6	9.9%
% Margin	14.3%	14.9%		12.4%	12.8%

Net Interest Expense	7.3	12.9		17.7	21.2

Profit Before Tax	336.4	306.4	9.8%	555.4	500.4	11.0%
% Margin	14.0%	14.3%		12.0%	12.2%

Taxes	113.1	104.0		186.7	171.1
% Tax Rate	33.6%	33.9%		33.6%	34.2%

Profit After Tax	223.3	202.4	10.3%	368.7	329.3	12.0%

Equity in Affiliates	4.9	1.9		7.3	4.4
Minority Interest	(22.1)	(24.3)		(34.3)	(38.1)

Net Income	$ 206.1	$ 180.0	14.5%	$ 341.7	$ 295.6	15.6%

(a)	In connection with our adoption on January 1, 2004 of SFAS 123 – “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment for FASB Statement No. 123”, utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and the results for the quarter ended June 30, 2003 and Year to Date 2003 have been restated as if we had used the fair value method to account for employee stock-based compensation beginning January 1, 2003.

OmnicomGroup	2

2004 vs. 2003 Earnings Per Share
	Second Quarter (a)		Year to Date (a)
	2004	2003	2004	2003
Earnings per Share:
Basic	$ 1.10	$ 0.96	$ 1.82	$ 1.58
Diluted	1.10	0.96	1.81	1.58

Weighted Average Shares (millions):
Basic	186.8	187.2	187.3	186.9
Diluted	188.2	187.2	188.8	186.9

Dividend Declared Per Share	$0.225	$0.200	$0.450	$0.400

(a)	In connection with our adoption on January 1, 2004 of SFAS 123 – “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment for FASB Statement No. 123”, utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and the results for the quarter ended June 30, 2003 and Year to Date 2003 have been restated as if we had used the fair value method to account for employee stock-based compensation beginning January 1, 2003.

OmnicomGroup	3

Potential Impact of EITF 04-8

	2002	2003	2004 Q2 YTD
Net Income used for GAAP diluted EPS calculation, as reported	$571.4	$632.0	$342.2
Proforma Addbacks:
Interest expense on Convertible Debt – net of tax	—	15.3	3.6
Book tax cost of interest expense disallowance on foreign tax credits	5.0	12.6	7.9

Diluted Net Income, proforma	$576.4	$659.9	$353.7

Weighted Average Shares, diluted, as reported	186.2	187.6	188.8
Additional shares assumed to be outstanding under the “if converted” method	14.5	19.2	21.6

Weighted Average Shares, diluted, proforma	200.7	206.8	210.4

Diluted EPS – GAAP, as reported	$3.07	$3.37	$1.81
Diluted EPS – proforma	2.87	3.19	1.68

Percentage decrease in Diluted EPS - proforma	6.5%	5.3%	7.2%

Proforma Diluted EPS is calculated in accordance with the tentative conclusion reached by the Emerging Issues Task Force (“EITF”) with regard to Issue 04-8 -Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share. Consistent with the tentative conclusion, this proforma calculation applies the “if converted”method set forth in SFAS 128 to our convertible notes when calculating Diluted EPS. The tentative conclusion issued by the EITF is subject to change before it is finalized. If the tentative conclusion is approved in its current form, it would be effective beginning with our December 31, 2004 financial statements. Additionally, all prior periods would be required to be restated and presented on the same basis for comparability.

The foregoing has been provided for illustrative purposes only. We cannot predict whether the referenced interpretation will be adopted or, if so, what its final provisions may be or actions, if any, we may take in respect thereof.

OmnicomGroup	4

2004 Total Revenue Growth
	Second Quarter		Year to Date
	$	%	$	%
Prior Period Revenue	$2,149.5		$4,086.8

Foreign Exchange (FX) Impact(a)	75.3	3.5%	205.1	5.0%

Acquisition Revenue(b)	54.7	2.5%	106.9	2.6%

Organic Revenue(c)	128.3	6.0%	240.4	5.9%

Current Period Revenue	$2,407.8	12.0%	$4,639.2	13.5%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

OmnicomGroup	5

2004 Revenue By Discipline

	$ Mix	% Growth(a)
Advertising	1,059.9	12.3%

CRM	808.7	10.3%

PR	263.1	10.5%

Specialty	276.1	17.8%

	$ Mix	% Growth(a)
Advertising	2,037.1	13.1%

CRM	1,558.8	14.3%

PR	502.4	9.2%

Specialty	540.9	17.2%

(a)	“Growth” is the year-over-year growth from the prior period. Certain reclassifications have been made to the June 30, 2003 presentation to conform the numbers to the June 30, 2004 balances presented.

OmnicomGroup	6

2004 Revenue By Geography

	$ Mix	$ Growth
United States	$1,312.2	$130.0
Organic		84.2
Acquisition		45.8
International	$1,095.6	$128.3
Organic		44.1
Acquisition		8.9
FX		75.3

	$ Mix	% Growth
United States	$1,312.2	11.0%
Euro Currency Markets	503.8	12.7%
United Kingdom	261.4	12.6%
Other	330.4	13.3%

	$ Mix	$ Growth
United States	$2,533.4	$251.6
Organic		162.2
Acquisition		89.4
International	$2,105.8	$300.8
Organic		78.2
Acquisition		17.5
FX		205.1

	$ Mix	% Growth
United States	$2,533.4	11.0%
Euro Currency Markets	959.6	15.0%
United Kingdom	512.4	15.5%
Other	633.8	20.2%

OmnicomGroup	7

Current Credit Picture

	Second Quarter
	2004		2003

Operating Income (EBIT) (a)	$1,143		$1,015
Net Interest Expense (a)	$ 39.3		$ 34.4
EBIT / Net Interest	29.1	x	29.5	x
Net Debt / EBIT	1.7	x	2.0	x

Debt:
Bank Loans (Due Less Than 1 Year)	$ 41		$ 65
$1.5 Billion Revolver Due 5/21/09	—		—
CP issued under 364 Day Facility (b)	—		—
5.20% Euro Notes Due 6/24/05 (c)	186		175
$850 Million Convertible Notes Due 2/7/31	847		847
$900 Million Convertible Notes Due 7/31/32	892		900
$600 Million Convertible Notes Due 6/15/33	600		600
Loan Notes and Sundry (various through 2012)	25		22

Total Debt	$2,591		$2,609

Cash and Short Term Investments	678		544

Net Debt	$1,913		$2,065

(a)	“Operating Income (EBIT)” and “Net Interest Expense” calculations shown are latest twelve month figures for the quarter ended as specified. Although our bank agreements reference EBITDA, we have used EBIT for this presentation because EBITDA is a non-GAAP measure. Latest twelve month figures for 2003 are restated to reflect the adoption of SFAS 123 – “Accounting for Stock-Based Compensation”.
(b)	The underlying $500 million 364 Day Credit facility expires 5/21/05 plus one-year term out at Omnicom’s option.
(c)	The change in the outstanding balance results from changes in the Euro to U.S. dollar currency exchange rate. The Euro balance outstanding as of June 30, 2004 and 2003 was €152.4.

OmnicomGroup	8

Current Liquidity Picture

		As of June 30, 2004
	Total Amount of Facility	Outstanding	Available
Committed Facilities

364 Day Revolving Credit Facility (a)	$ 500	$ —	$ 500

5 Year Revolving Credit Facility	1,500	—	1,500

Other Committed Credit Facilities	39	39	—

Total Committed Facilities	2,039	39	2,000

Uncommitted Facilities (b)	398	2	—

Total Credit Facilities	$2,437	$ 41	2,000

Cash & Short Term Investments			678

Total Liquidity Available			$2,678

(a)	The underlying $500 million 364 Day Credit facility expires 5/21/05 plus one-year term out at Omnicom’s option.
(b)	Uncommitted facilities in the U.S., U.K. and Canada. These amounts are excluded for purposes of this analysis.

OmnicomGroup	9

Traditional Return on Equity(a)

(a)	“Traditional Return on Equity” is Net Income for the given period divided by the shareholders’ equity at the end of the prior period. 2000 excludes a $63.8 million non-recurring after-tax gain from the sale of Razorfish shares. As a result of this exclusion, this presentation is a non-GAAP financial measure. We believe that by excluding this item, this schedule presents the calculation of traditional return on equity using amounts that are more comparable year to year and thus more meaningful for purposes of this analysis. If the Razorfish gain were included, the 2000 “Traditional Return on Equity” would have been 32.1% and the 10 year average would have been 29.1%.

(b)	In connection with our adoption on January 1, 2004 of SFAS 123 – “Accounting for Stock-Based Compensation” as amended by SFAS 148 , “Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment for FASB Statement No. 123”, utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and the results for the years ended December 31, 2002 and 2003 and the LTM period have been restated as if we had used the fair value method to account for employee stock-based compensation beginning January 1, 2003.

OmnicomGroup	10

Acquisitions Summary

Acquisition Related Expenditures

6 Months YTD 2004
New Subsidiary Acquisitions (a)	$ 4

Affiliates to Subsidiaries (b)	—

Affiliates (c)	1

Existing Subsidiaries (d)	60

Earn-outs (e)	121

Total Acquisition Expenditures	$186

Note: See appendix for subsidiary acquisition profiles.

(a)	Includes acquisitions of a majority interest in new agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies.
(e)	Includes additional consideration paid for acquisitions completed in prior periods.

OmnicomGroup	12

Potential Earn-out Obligations

The following is an estimate of future earn-out related obligations as of June 30, 2004, assuming that the underlying acquired agencies continue to perform at their current levels: (a)

2004(b)	2005	2006	2007	Thereafter	Total
$72	$157	$55	$53	$28	$365

(a)	The ultimate payments will vary as they are dependent on future events and changes in FX rates.
(b)	Estimated remaining obligation as of June 30, 2004.

OmnicomGroup	13

Potential Obligations

In conjunction with certain transactions Omnicom has agreed to acquire (at the sellers’ option) additional equity interests. The following is an estimate of these potential future obligations (as of June 30, 2004), assuming these underlying acquired agencies continue to perform at their current levels:(a)

	Currently Exercisable	Not Currently Exercisable	Total
Subsidiary Agencies	$127	$93	$220
Affiliated Agencies	24	9	33

Total	$151	$102	$253

(a)	The ultimate payments will vary as they are dependent on future events and changes in FX rates.

OmnicomGroup	14

Second Quarter Acquisition

Exile on 7eventh LLC

Formed in 1996, Exile on 7eventh LLC is an interactive marketing communications services company. The Company combines online media planning and buying with creative online ad campaigns and campaign data analysis.

Exile on 7eventh is located in San Francisco and will be integrated into AGENCY.COM’s San Francisco office.

OmnicomGroup	15